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                                                                    EXHIBIT 99.1


                            UNITED STATES OF AMERICA
                        BEFORE FEDERAL TRADE COMMISSION

- -------------------------------
                               )
 In the Matter of              )
                               )
 TIME WARNER INC.,             )
      a corporation;           )
                               )
TURNER BROADCASTING            )
SYSTEM, INC.,                  )
      a corporation;           )
                               )
                               )                             File No.961-0004
                               )
TELE-COMMUNICATIONS, INC.,     )
     a corporation; and        )
                               )
LIBERTY MEDIA CORPORATION,     )
     a corporation.            )
                               )
- -------------------------------


                       AGREEMENT CONTAINING CONSENT ORDER



     The Federal Trade Commission ("Commission"), having initiated an investigation of the proposed acquisition of Turner Broadcasting System, Inc. ("Turner") by Time Warner Inc.("Time Warner"), and Tele-Communications, Inc.'s ("TCI") and Liberty Media Corporation's ("LMC") proposed acquisitions of interests in Time Warner, and it now appearing that Time Warner, Turner, TCI, and LMC, hereinafter sometimes referred to as "proposed respondents," are willing to enter into an agreement containing an order to divest certain assets, and providing for other relief:

     IT IS HEREBY AGREED by and between proposed respondents, by their duly authorized officers and attorneys, and counsel for the Commission that:

1. Proposed respondent Time Warner is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware with its office and principal place of business located at 75 Rockefeller Plaza, New York, New York 10019.

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2.   Proposed respondent Turner is a corporation organized, existing and doing business under and by virtue of the laws of the State of Georgia, with its office and principal place of business located at One CNN Center, Atlanta, Georgia 30303.

3. Proposed respondent TCI is a corporation organized, existing and doing business under and by virtue of the law of the State of Delaware, with its office and principal place of business located at 5619 DTC Parkway, Englewood, Colorado 80111.

4. Proposed respondent LMC is a corporation organized, existing and doing business under and by virtue of the law of the State of Delaware, with its office and principal place of business located at 8101 East Prentice Avenue, Englewood, Colorado 80111.

5. Proposed respondents admit all the jurisdictional facts set forth in the draft of complaint here attached for purposes of this agreement and order only.

6.   Proposed respondents waive:

     (1)  any further procedural steps;

     (2) the requirement that the Commission's decision contain a statement of findings of fact and conclusions of law;

     (3) all rights to seek judicial review or otherwise to challenge or contest the validity of the order entered pursuant to this agreement; and

     (4)  any claim under the Equal Access to Justice Act.

7. Proposed respondents shall submit (either jointly or individually), within sixty (60) days of the date this agreement is signed by proposed respondents, an initial report or reports, pursuant to Section 2.33 of the Commission's Rules, signed by the proposed respondents and setting forth in detail the manner in which the proposed respondents will comply with Paragraphs VI, VII and VIII of the order, when and if entered. Such report will not become part of the public record unless and until this agreement and order are accepted by the Commission for public comment.

8. This agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this agreement is accepted by the Commission it, together with a draft of the complaint contemplated hereby, will be placed on the public record for a period of sixty (60) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this agreement and so notify the proposed respondents, in which event it will take such action as it may consider appropriate, or issue and serve its complaint (in such form as the circumstances may require) and decision, in disposition of the


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     proceeding.

9. This agreement is for settlement purposes only and does not constitute an admission by proposed respondents that the law has been violated as alleged in the draft of complaint here attached, or that the facts as alleged in the draft complaint, other than jurisdictional facts, are true.

10. This agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to the proposed respondents, (1) issue its complaint corresponding in form and substance with the draft of complaint here attached and its decision containing the following order in disposition of the proceeding, and (2) make information public with respect thereto. When so entered, the order shall have the same force and effect and may be altered, modified or set aside in the same manner and within the same time provided by statute for other orders. The order shall become final upon service. Delivery by the U.S. Postal Service of the complaint and decision containing the agreed-to order to proposed respondents' addresses as stated in this agreement shall constitute service. Proposed respondents waive any right they may have to any other manner of service. The complaint may be used in construing the terms of the order, and no agreement, understanding, representation, or interpretation not contained in the order or the agreement may be used to vary or contradict the terms of the order.

11. Proposed respondents have read the proposed complaint and order contemplated hereby. Proposed respondents understand that once the order has been issued, they will be required to file one or more compliance reports showing that they have fully complied with the order. Proposed respondents further understand that they may be liable for civil penalties in the amount provided by law for each violation of the order after it becomes final.

12. Proposed respondents agree to be bound by all of the terms of the Interim Agreement attached to this agreement and made a part hereof as Appendix I, upon acceptance by the Commission of this agreement for public comment. Proposed respondents agree to notify the Commission's Bureau of Competition in writing, within 30 days of the date the Commission accepts this agreement for public comment, of any and all actions taken by the proposed respondents to comply with the Interim Agreement and of any ruling or decision by the Internal Revenue Service ("IRS") concerning the Distribution of The Separate Company stock to the holders of the Liberty Tracking Stock within two (2) business days after service of the IRS Ruling.

13. The order's obligations upon proposed respondents are contingent upon consummation of the Acquisition.



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                                     ORDER

                                       I.

       As used in this Order, the following definitions shall apply:

 A) "Acquisition" means Time Warner's acquisition of Turner and TCI's and LMC's acquisition of interest in Time Warner.

 B) "Affiliated" means having an Attributable Interest in a Person.

 C) "Agent" or "Representative" means a Person that is acting in a fiduciary capacity on behalf of a principal with respect to the specific conduct or action under review or consideration.

 D) "Attributable Interest" means an interest as defined in 47 C.F.R. Section
 76.501 (and accompanying notes), as that rule read on July 1, 1996.

 E) "Basic Service Tier" means the Tier of video programming as defined in 47 C.F.R. Sec. 76.901(a), as that rule read on July 1, 1996.

 F) "Buying Group" or "Purchasing Agent" means any Person representing the interests of more than one Person distributing multichannel video programming that: (1) agrees to be financially liable for any fees due pursuant to a Programming Service Agreement which it signs as a contracting party as a representative of its members, or each of whose members, as contracting parties, agrees to be liable for its portion of the fees due pursuant to the programming service agreement; (2) agrees to uniform billing and standardized contract provisions for individual members; and (3) agrees either collectively or individually on reasonable technical quality standards for the individual members of the group.

 G) "Carriage Terms" means all terms and conditions for sale, licensing or delivery to an MVPD for a Video Programming Service and includes, but is not limited to, all discounts (such as for volume, channel position and Penetration Rate), local advertising availabilities, marketing, and promotional support, and other terms and conditions.

 H) "CATV" means a cable system, or multiple cable systems Controlled by the same Person, located in the United States.

 I) "Closing Date" means the date of the closing of the Acquisition.

 J) "CNN" means the Video Programming Service Cable News Network.

 K) "Commission" means the Federal Trade Commission.


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 L)  "Competing MVPD" means an Unaffiliated MVPD whose proposed or actual service area overlaps with the actual service area of an Time Warner CATV.

 M) "Control," "Controlled" or "Controlled by" has the meaning set forth in 16 C.F.R. Section 801.1 as that regulation read on July 1, 1996, except that Time Warner's 50% interest in Comedy Central (as of the Closing Date) and TCI's 50% interests in Bresnan Communications, Intermedia Partnerships and Lenfest Communications (all as of the Closing Date) shall not be deemed sufficient standing alone to confer Control over that Person.

 N)  "Converted WTBS" means WTBS once converted to a Video Programming Service.

 O) "Fully Diluted Equity of Time Warner" means all Time Warner common stock actually issued and outstanding plus the aggregate number of shares of Time Warner common stock that would be issued and outstanding assuming the exercise of all outstanding options, warrants and rights (excluding shares that would be issued in the event a poison pill is triggered) and the conversion of all outstanding securities that are convertible into Time Warner common stock.

 P) "HBO" means the Video Programming Service Home Box Office, including multiplexed versions.

 Q) "Independent Advertising-Supported News and Information Video Programming Service" means a National Video Programming Service (1) that is not owned, Controlled by, or Affiliated with Time Warner; (2) that is a 24-hour per day service consisting of current national, international, sports, financial and weather news and/or information, and other similar programming; and (3) that has national significance so that, as of February 1, 1997, it has contractual commitments to supply its service to 10 million subscribers on Unaffiliated MVPDs, or, together with the contractual commitments it will obtain from Time Warner, it has total contractual commitments to supply its service to 15 million subscribers. If no such Service has such contractual commitments, then Time Warner may choose from among the two Services with contractual commitments with Unaffiliated MVPDs for the largest number of subscribers.

 R) "Independent Third Party" means (1) a Person that does not own, Control, and is not Affiliated with or has a share of voting power, or an Ownership Interest in, greater than 1% of any of the following: TCI, LMC, or the Kearns-Tribune Corporation; or (2) a Person which none of TCI, LMC, or the TCI Control Shareholders owns, Controls, is Affiliated with, or in which any of them has a share of voting power, or an Ownership Interest in, greater than 1%. Provided, however, that an Independent Third Party shall not lose such status if, as a result of a transaction between an Independent Third Party and The Separate Company, such Independent Third Party becomes a successor to The Separate Company and the TCI Control Shareholders collectively hold an Ownership Interest of 5% or less and collectively hold a share of voting power of 1% or less in that successor company.


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  S)  "LMC" means Liberty Media Corporation, all of its directors, officers, employees, Agents, and Representatives, and also includes (1) all of its predecessors, successors, assigns, subsidiaries, and divisions, all of their respective directors, officers, employees, Agents, and Representatives, and the respective successors and assigns of any of the foregoing; and (2) partnerships, joint ventures, and affiliates that Liberty Media Corporation Controls, directly or indirectly.

  T) "The Liberty Tracking Stock" means Tele-Communications, Inc. Series A Liberty Media Group Common Stock and Tele-Communications, Inc. Series B Liberty Media Group Common Stock.

  U) "Multichannel Video Programming Distributor" or "MVPD" means a Person providing multiple channels of video programming to subscribers in the United States for which a fee is charged, by any of various methods including, but not limited to, cable, satellite master antenna television, multichannel multipoint distribution, direct-to-home satellite (C-band, Ku-band, direct broadcast satellite), ultra high-frequency microwave systems (sometimes
  called   LMDS), open video systems, or the facilities of common carrier telephone companies or their affiliates, as well as Buying Groups or Purchasing Agents of all such Persons.

  V) "National Video Programming Service" means a Video Programming Service that is intended for distribution in all or substantially all of the United States.

  W) "Ownership Interest" means any right(s), present or contingent, to hold voting or nonvoting interest(s), equity interest(s), and/or beneficial ownership(s) in the capital stock of a Person.

  X) "Penetration Rate" means the percentage of Total Subscribers on an MVPD who receives a particular Video Programming Service.

  Y) "Person" includes any natural person, corporate entity, partnership, association, joint venture, government entity or trust.

  Z) "Programming Service Agreement" means any agreement between a Video Programming Vendor and an MVPD by which a Video Programming Vendor agrees to permit carriage of a Video Programming Service on that MVPD.

  AA) "The Separate Company" means a separately incorporated Person, either existing or to be created, to take the actions provided by Paragraph II and includes without limitation all of The Separate Company's subsidiaries, divisions, and affiliates Controlled, directly or indirectly, all of their respective directors, officers, employees, Agents, and Representatives, and the respective successors and assigns of any of the foregoing, other than any Independent Third Party.



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 BB) "Service Area Overlap" means the geographic area in which a Competing
 MVPD's proposed or actual service area overlaps with the actual service area of a Time Warner CATV.

 CC) "Similarly Situated MVPDs" means MVPDs with the same or similar number of Total Subscribers as the Competing MVPD has nationally and the same or similar Penetration Rate(s) as the Competing MVPD makes available nationally.

 DD) "TCI" means Tele-Communications, Inc., all of its directors, officers, employees, Agents, and Representatives, and also includes (1) all of its predecessors, successors, assigns, subsidiaries, and divisions, all of their respective directors, officers, employees, Agents, and Representatives, and the respective successors and assigns of any of the foregoing; and (2) partnerships, joint ventures, and affiliates that Tele-Communications, Inc. Controls, directly or indirectly. TCI acknowledges that the obligations of subparagraphs (C)(6), (8)-(9), (D)(1)-(2) of Paragraph II and of Paragraph III of this order extend to actions by Bob Magness and John C. Malone, taken in an individual capacity as well as in a capacity as an officer or director, and agrees to be liable for such actions.

 EE) "TCI Control Shareholders" means the following Persons, individually as well as collectively: Bob Magness, John C. Malone, and the Kearns-Tribune Corporation, its Agents and Representatives, and the respective successors and assigns of any of the foregoing.

 FF) "TCI's and LMC's Interest in Time Warner" means all the Ownership Interest in Time Warner to be acquired by TCI and LMC, including the right of first refusal with respect to Time Warner stock to be held by R.E. Turner, III, pursuant to the Shareholders Agreement dated September 22, 1995 with LMC or any successor agreement.

 GG) "TCI's and LMC's Turner-Related Businesses" means the businesses conducted by Southern Satellite Systems, Inc., a subsidiary of TCI which is principally in the business of distributing WTBS to MVPDs.

 HH) "Tier" means a grouping of Video Programming Services offered by an MVPD to subscribers for one package price.

 II) "Time Warner" means Time Warner Inc., all of its directors, officers, employees, Agents, and Representatives, and also includes (1) all of its predecessors, successors, assigns, subsidiaries, and divisions, including, but not limited to, Turner after the Closing Date, all of their respective directors, officers, employees, Agents, and Representatives, and the respective successors and assigns of any of the foregoing; and (2) partnerships, joint ventures, and affiliates that Time Warner Inc. Controls, directly or indirectly. Time Warner shall, except for the purposes of definitions OO and PP, include Time Warner Entertainment Company, L.P., so long as it falls within this definition.

 JJ) "Time Warner CATV" means a CATV which is owned or Controlled by Time
 Warner.

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 "Non-Time Warner CATV" means a CATV which is not owned or Controlled by Time
 Warner. Obligations in this order applicable to Time Warner CATVs shall not survive the disposition of Time Warner's Control over them.

 KK) "Time Warner National Video Programming Vendor" means a Video Programming Vendor providing a National Video Programming Service which is owned or Controlled by Time Warner. Likewise, "Non-Time Warner National Video Programming Vendor" means a Video Programming Vendor providing a National Video Programming Service which is not owned or Controlled by Time Warner.

 LL) "TNT" means the Video Programming Service Turner Network Television.

 MM) "Total Subscribers" means the total number of subscribers to an MVPD other than subscribers only to the Basic Service Tier.

 NN) "Turner" means Turner Broadcasting System, Inc., all of its directors, officers, employees, Agents, and Representatives, and also includes (1) all of its predecessors, successors (except Time Warner), assigns (except Time Warner), subsidiaries, and divisions; and (2) partnerships, joint ventures, and affiliates that Turner Broadcasting System, Inc., Controls, directly or indirectly.

 OO) "Turner Video Programming Services" means each Video Programming Service owned or Controlled by Turner on the Closing Date, and includes (1) WTBS, (2) any such Video Programming Service and WTBS that is transferred after the Closing Date to another part of Time Warner (including TWE), and (3) any Video Programming Service created after the Closing Date that Time Warner owns or Controls that is not owned or Controlled by TWE, for so long as the Video Programming Service remains owned or Controlled by Time Warner.

 PP) "Turner-Affiliated Video Programming Services" means each Video Programming Service, whether or not satellite-delivered, that is owned, Controlled by, or Affiliated with Turner on the Closing Date, and includes
 (1) WTBS, (2) any such Video Programming Service and WTBS that is transferred after the Closing Date to another part of Time Warner (including TWE), and
 (3) any Video Programming Service created after the Closing Date that Time Warner owns, Controls or is Affiliated with that is not owned, Controlled by, or Affiliated with TWE, for so long as the Video Programming Service remains owned, Controlled by, or affiliated with Time Warner.

 QQ) "TWE" means Time Warner Entertainment Company, L.P., all of its officers, employees, Agents, Representatives, and also includes (1) all of its predecessors, successors, assigns, subsidiaries, divisions, including, but not limited to, Time Warner Cable, and the respective successors and assigns of any of the foregoing, but excluding Turner; and (2) partnerships, joint ventures, and affiliates that Time Warner Entertainment Company, L.P., Controls, directly or indirectly.


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RR) "TWE's Management Committee" means the Management Committee established in
Section 8 of the Admission Agreement dated May 16, 1993, between TWE and U S West, Inc., and any successor thereof, and includes any management committee in any successor agreement that provides for membership on the management committee for non-Time Warner individuals.

SS) "TWE Video Programming Services" means each Video Programming Service owned or Controlled by TWE on the Closing Date, and includes (1) any such Video Programming Service transferred after the Closing Date to another part of Time Warner and (2) any Video Programming Service created after the Closing Date that TWE owns or Controls, for so long as the Video Programming Service remains owned or Controlled by TWE.

TT) "TWE-Affiliated Video Programming Services" means each Video Programming Service, whether or not satellite-delivered, that is owned, Controlled by, or Affiliated with TWE, and includes (1) any such Video Programming Service transferred after the Closing Date to another part of Time Warner and (2) any Video Programming Service created after the Closing Date that TWE owns or Controls, or is Affiliated with, for so long as the Video Programming Service remains owned, Controlled by, or Affiliated with TWE.

VV) "Unaffiliated MVPD" means an MVPD which is not owned, Controlled by, or Affiliated with Time Warner.

WW) "United States" means the fifty states, the District of Columbia, and all territories, dependencies, or possessions of the United States of America.

XX) "Video Programming Service" means a satellite-delivered video programming service that is offered, alone or with other services, to MVPDs in the United States. It does not include pay-per-view programming service(s), interactive programming service(s), over-the-air television broadcasting, or satellite broadcast programming as defined in 47 C.F.R. Sec. 76.1000 (f) as that rule read on July 1, 1996.

YY) "Video Programming Vendor" means a Person engaged in the production, creation, or wholesale distribution to MVPDs of Video Programming Services for sale in the United States.

ZZ) "WTBS" means the television broadcast station popularly known as TBS Superstation, and includes any Video Programming Service that may be a successor to WTBS, including Converted WTBS.



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                                     II.

      IT IS ORDERED that:

(A) TCI and LMC shall divest TCI's and LMC's Interest in Time Warner and TCI's and LMC's Turner-Related Businesses to The Separate Company by:

      (1) combining TCI's and LMC's Interest in Time Warner Inc. and TCI's and LMC's Turner-Related Businesses in The Separate Company;

      (2) distributing The Separate Company stock to the holders of Liberty Tracking Stock ("Distribution"); and

      (3) using their best efforts to ensure that The Separate Company's stock is registered or listed for trading on the Nasdaq Stock Market or the New York Stock Exchange or the American Stock Exchange.

(B) TCI and LMC shall make all regulatory filings, including, but not limited to, filings with the Federal Communications Commission and the Securities and Exchange Commission that are necessary to accomplish the requirements of Paragraph II(A).

(C)  TCI, LMC, and The Separate Company shall ensure that:

      (1) The Separate Company's by-laws obligate The Separate Company to be bound by this order and contain provisions ensuring compliance with this order;

      (2) The Separate Company's board of directors at the time of the Distribution are subject to the prior approval of the Commission;

      (3) The Separate Company shall, within six (6) months of the Distribution, call a shareholder's meeting for the purpose of electing directors;

      (4) No member of the board of directors of The Separate Company, both at the time of the Distribution and pursuant to any election now or at any time in the future, shall, at the time of his or her election or while serving as a director of The Separate Company, be an officer, director, or employee of TCI or LMC or shall hold, or have under his or her direction or Control, greater than one-tenth of one percent (0.1%) of the voting power of TCI and one-tenth of one percent (0.1%) of the Ownership Interest in TCI or greater than one-tenth of one percent (0.1%) of the voting power of LMC and one-tenth of one percent (0.1%) of the Ownership Interest in LMC;

      (5) No officer, director or employee of TCI or LMC shall concurrently serve as an officer or employee of The Separate Company. Provided further, that TCI or LMC


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 employees who are not TCI Control Shareholders or directors or officers of either Tele-Communications, Inc. or Liberty Media Corporation may provide to The Separate Company services contemplated by the attached Transition Services Agreement;

 (6) The TCI Control Shareholders shall promptly exchange the shares of stock received by them in the Distribution for shares of one or more classes or series of convertible preferred stock of The Separate Company that shall be entitled to vote only on the following issues on which a vote of the shareholders of The Separate Company is required: a proposed merger; consolidation or stock exchange involving The Separate Company; the sale, lease, exchange or other disposition of all or substantially all of The Separate Company's assets; the dissolution or winding up of The Separate Company; proposed amendments to the corporate charter or bylaws of The Separate Company; proposed changes in the terms of such classes or series; or any other matters on which their vote is required as a matter of law (except that, for such other matters, The Separate Company and the TCI Control Shareholders shall ensure that the TCI Control Shareholders' votes are apportioned in the exact ratio as the votes of the rest of the shareholders);

 (7) No vote on any of the proposals listed in subparagraph (6) shall be successful unless a majority of shareholders other than the TCI Control Shareholders vote in favor of such proposal;

 (8) After the Distribution, the TCI Control Shareholders shall not seek to influence, or attempt to control by proxy or otherwise, any other Person's vote of The Separate Company stock;

 (9) After the Distribution, no officer, director or employee of TCI or LMC, or any of the TCI Control Shareholders shall communicate, directly or indirectly, with any officer, director, or employee of The Separate Company. Provided, however, that the TCI Control Shareholders may communicate with an officer, director or employee of The Separate Company when the subject is one of the issues listed in subparagraph 6 on which TCI Control Shareholders are permitted to vote, except that, when a TCI Control Shareholder seeks to initiate action on a subject listed in subparagraph 6 on which the TCI Control Shareholders are permitted to vote, the initial proposal for such action shall be made in writing. Provided further, that this provision does not apply to communications by TCI or LMC employees who are not TCI Control Shareholders or directors or officers of either Tele-Communications, Inc. or Liberty Media Corporation in the context of providing to The Separate Company services contemplated by the attached Transition Services Agreement or to communications relating to the possible purchase of services from TCI's and LMC's Turner-Related Businesses;

 (10) The Separate Company shall not acquire or hold greater than 14.99% of the Fully Diluted Equity of Time Warner. Provided, however, that, if the TCI Control



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      Shareholders reduce their collective holdings in The Separate Company to no more than one-tenth of one percent (0.1%) of the voting power of The Separate Company and one-tenth of one percent (0.1%) of the Ownership Interest in The Separate Company or reduce their collective holdings in TCI and LMC to no more than one-tenth of one percent (0.1%) of the voting power of TCI and one-tenth of one percent (0.1%) of the Ownership Interest in TCI and one-tenth of one percent (0.1%) of the voting power of LMC and one-tenth of one percent (0.1%) of the Ownership Interest in LMC, then The Separate Company shall not be prohibited by this order from increasing its holding of Time Warner stock beyond that figure; and

      (11) The Separate Company shall not acquire or hold, directly or indirectly, any Ownership Interest in Time Warner that is entitled to exercise voting power except (a) a vote of one-one hundredth (1/100) of a vote per share owned, voting with the outstanding common stock, with respect to the election of directors and (b) with respect to proposed changes in the charter of Time Warner Inc. or of the instrument creating such securities that would (i) adversely change any of the terms of such securities or (ii) adversely affect the rights, power, or preferences of such securities. Provided, however, that any portion of The Separate Company's stock in Time Warner that is sold to an Independent Third Party may be converted into voting stock of Time Warner. Provided, further, that, if the TCI Control Shareholders reduce their collective holdings in The Separate Company to no more than one-tenth of one percent (0.1%) of the voting power of The Separate Company and one-tenth of one percent (0.1%) of the Ownership Interest in The Separate Company or reduce their collective holdings in both TCI and LMC to no more than one-tenth of one percent (0.1%) of the voting power of TCI and one-tenth of one percent (0.1%) of the Ownership Interest in TCI and one-tenth of one percent (0.1%) of the voting power of LMC and one-tenth of one percent (0.1%) of the Ownership Interest in LMC, The Separate Company's Time Warner stock may be converted into voting stock of Time Warner.

(D) TCI and LMC shall use their best efforts to obtain a private letter ruling from the Internal Revenue Service to the effect that the Distribution will be generally tax-free to both the Liberty Tracking Stock holders and to TCI under
Section 355 of the Internal Revenue Code of 1986, as amended ("IRS Ruling"). Upon receipt of the IRS Ruling, TCI and LMC shall have thirty (30) days (excluding time needed to comply with the requirements of any federal securities and communications laws and regulations, provided that TCI and LMC shall use their best efforts to comply with all such laws and regulations) to carry out the requirements of Paragraph II(A) and (B). Pending the IRS Ruling, or in the event that TCI and LMC are unable to obtain the IRS Ruling,

      (1) TCI, LMC, Bob Magness and John C. Malone, collectively and individually, shall not acquire or hold, directly or indirectly, an Ownership Interest that is more than the lesser of 9.2% of the Fully Diluted Equity of Time Warner or 12.4% of the actual issued and outstanding common stock of Time Warner, as determined by generally accepted accounting principles. Provided, however, that day-to-day market price changes that cause any such holding to exceed the latter threshold shall not be deemed to cause the parties to be in violation of this subparagraph; and


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       (2) TCI, LMC and the TCI Control Shareholders shall not acquire or hold any Ownership Interest in Time Warner that is entitled to exercise voting power except (a) a vote of one-one hundredth (1/100) of a vote per share owned, voting with the outstanding common stock, with respect to the election of directors and (b) with respect to proposed changes in the charter of Time Warner Inc. or of the instrument creating such securities that would (i) adversely change any of the terms of such securities or (h) adversely affect the rights, power, or preferences of such securities. Provided, however, that any portion of TCI's and LMC's Interest in Time Warner that is sold to an Independent Third Party may be converted into voting stock of Time Warner.

 In the event that TCI and LMC are unable to obtain the IRS Ruling, TCI and LMC shall be relieved of the obligations set forth in subparagraphs (A), (B) and
 (C).

                                    III.

       IT IS FURTHER ORDERED that

     After the Distribution, TCI, LMC, Bob Magness and John C. Malone, collectively and individually, shall not acquire or hold, directly or indirectly, any voting power of, or other Ownership Interest in, Time Warner that is more than the lesser of 1% of the Fully Diluted Equity of Time Warner or 1.35% of the actual issued and outstanding common stock of Time Warner, as determined by generally accepted accounting principles (provided, however, that such interest shall not vote except as provided in Paragraph II(D)(2)), without the prior approval of the Commission. Provided, further, that day-to-day market price changes that cause any such holding to exceed the latter threshold shall not be deemed to cause the parties to be in violation of this Paragraph.

                                      IV.

       IT IS FURTHER ORDERED that

 (A) For six months after the Closing Date, TCI and Time Warner shall not enter into any new Programming Service Agreement that requires carriage of any Turner Video Programming Service on any analog Tier of TCI's CATVs.

 (B) Any Programming Service Agreement entered into thereafter that requires carriage of any Turner Video Programming Service on TCI's CATVs on an analog Tier shall be limited in effective duration to five (5) years, except that such agreements may give TCI the unilateral right(s) to renew such agreements for one or more five-year periods.

 (C) Notwithstanding the foregoing, Time Warner, Turner and TCI may enter into, prior to the Closing Date, agreements that require carriage on an analog Tier by TCI for no more than five years for each of WTBS (with the five year period to commence at the time of WTBS' conversion to Converted WTBS) and Headline News, and such agreements may give TCI the unilateral right(s) to renew such agreements for one or more five-year periods.

                                       V.

      IT IS FURTHER ORDERED that

      Time Warner shall not, expressly or impliedly:

(A) refuse to make available or condition the availability of HBO to any MVPD on whether that MVPD or any other MVPD agrees to carry any Turner-Affiliated Video Programming Service;

(B) condition any Carriage Terms for HBO to any MVPD on whether that MVPD or any other MVPD agrees to carry any Turner-Affiliated Video Programming Service;

(C) refuse to make available or condition the availability of each of CNN, WTBS, or TNT to any MVPD on whether that MVPD or any other MVPD agrees to carry any TWE-Affiliated Video Programming Service; or

(D) condition any Carriage Terms for each of CNN, WTBS, or TNT to any MVPD on whether that MVPD or any other MVPD agrees to carry any TWE-Affiliated Video Programming Service.

                                      VI.

      IT IS FURTHER ORDERED that

(A) For subscribers that a Competing MVPD services in the Service Area Overlap, Time Warner shall provide, upon request, any Turner Video Programming Service to that Competing MVPD at Carriage Terms no less favorable, relative to the Carriage Terms then offered by Time Warner for that Service to the three MVPDs with the greatest number of subscribers, than the Carriage Terms offered by Turner to Similarly Situated MVPDs relative to the Carriage Terms offered by Turner to the three MVPDs with the greatest number of subscribers for that Service on July 30, 1996. For Turner Video Programming Services not in existence on July 30, 1996, the pre-Closing Date comparison will be to relative Carriage Terms offered with respect to any Turner Video Programming Service existing as of July 30, 1996.

(B) Time Warner shall be in violation of this Paragraph if the Carriage Terms it offers to the Competing MVPD for those subscribers outside the Service Area Overlap are set at a higher level compared to Similarly Situated MVPDs so as to avoid the restrictions set forth in subparagraph (A).

                                     VII.

       IT IS FURTHER ORDERED that

(A) Time Warner shall not require a financial interest in any National Video Programming Service as a condition for carriage on one or more Time Warner CATVs.

(B) Time Warner shall not coerce any National Video Programming Vendor to provide, or retaliate against such a Vendor for failing to provide exclusive rights against any other MVPD as a condition for carriage on one or more Time Warner CATVs.

(C) Time Warner shall not engage in conduct the effect of which is to unreasonably restrain the ability of a Non-Time Warner National Video Programming Vendor to compete fairly by discriminating in video programming distribution on the basis of affiliation or nonaffiliation of Vendors in the selection, terms, or conditions for carriage of video programming provided by such Vendors.


                                    VIII.


      IT IS FURTHER ORDERED that

(A) Time Warner shall collect the following information, on a quarterly basis:

      (1) for any and all offers made to Time Warner's corporate office by a Non-Time Warner National Video Programming Vendor to enter into or to modify any Programming Service Agreement for carriage on an Time Warner CATV, in that quarter:

          a)   the identity of the National Video Programming Vendor;

          b)   a description of the type of programming;

          c) any and all Carriage Terms as finally agreed to or, when there is no final agreement but the Vendor's initial offer is more than three months old, the last offer of each side;

          d) any and all commitment(s) to a roll-out schedule, if applicable, as finally agreed to or, when there is no final agreement but the Vendor's initial offer is more than three months old, the last offer of each side;

          e) a copy of any and all Programming Service Agreement(s) as finally agreed to or, when there is no final agreement but the Vendor's initial offer is more than three months old, the last offer of each side; and

       (2) on an annual basis for each National Video Programming Service on Time Warner CATVs, the actual carriage rates on Time Warner CATVs and

             (a) the average carriage rates on all Non-Time Warner CATVs for each National Video Programming Service that has publicly-available information from which Penetration Rates can be derived; and

             (b) the carriage rates on each of the fifty (50) largest (in total number of subscribers) Non-Time Warner CATV's for each National Video Programming Service that has publicly-available information from which Penetration Rates can be derived.

 (B) The information collected pursuant to subparagraph (A) shall be provided to each member of TWE's Management Committee on the last day of March, June, September and December of each year. Provided, however, that, in the event TWE's Management Committee ceases to exist, the disclosures required in this Paragraph shall be made to any and all partners in TWE; or, if there are no partners in TWE, then the disclosures required in this Paragraph shall be made to the Audit Committee of Time Warner.

 (C) The General Counsel within TWE who is responsible for CATV shall annually certify to the Commission that it believes that Time Warner is in compliance with Paragraph VII of this order.

 (D) Time Warner shall retain all of the information collected as required by subparagraph (A), including information on when and to whom such information was communicated as required herein in subparagraph (B), for a period of five
 (5) years.

                                      IX.

      IT IS FURTHER ORDERED that

(A) By February 1, 1997, Time Warner shall execute a Programming Service Agreement with at least one Independent Advertising-Supported News and Information National Video Programming Service, unless the Commission determines, upon a showing by Time Warner, that none of the offers of Carriage Terms are commercially reasonable.

(B) If all the requirements of either subparagraph (A) or (C) are met, Time Warner shall carry an Independent Advertising-Supported News and Information Video Programming Service on Time Warner CATVs at Penetration Rates no less than the following:

      (1) If the Service is carried on Time Warner CATVs as of July 30, 1996, Time Warner must make the Service available:

             (a) By July 30, 1997, so that it is available to 30% of the Total Subscribers of all Time Warner CATVs at that time; and

             (b) By July 30, 1999, so that it is available to 50% of the Total Subscribers of all Time Warner CATVs at that time.

       (2) If the Service is not carried on Time Warner CATVs as of July 30, 1996, Time Warner must make the Service available:

             (a) By July 30, 1997, so that it is available to 10% of the Total Subscribers of all Time Warner CATVs at that time;

             (b) By July 30, 1999, so that it is available to 30% of the Total Subscribers of all Time Warner CATVs at that time, and

             (c) By July 30, 2001, so that it is available to 50% of the Total Subscribers of all Time Warner CATVs at that time.

(C) If, for any reason, the Independent Advertising-Supported News and Information National Video Programming Service chosen by Time Warner ceases operating or is in material breach of its Programming Service Agreement with Time Warner at any time before July 30, 2001, Time Warner shall, within six months of the date that such Service ceased operation or the date of termination of the Agreement because of the material breach, enter into a replacement Programming Service Agreement with a replacement Independent Advertising-Supported News and Information National Video Programming Service so that replacement Service is available pursuant to subparagraph (B) within three months of the execution of the replacement Programming Service Agreement, unless the Commission determines, upon a showing by Time Warner, that none of the Carriage Terms offered are commercially reasonable. Such replacement Service shall have, six months after the date the first Service ceased operation or the date of termination of the first Agreement because of the material breach, contractual commitments to supply its Service to at least 10 million subscribers on Unaffiliated MVPDs, or, together with the contractual commitments it will obtain from Time Warner, total contractual commitments to supply its Service to 15 million subscribers; if no such Service has such contractual commitments, then Time Warner may choose from among the two Services with contractual commitments with Unaffiliated MVPDs for the largest number of subscribers.

                                       X.

      IT IS FURTHER ORDERED that:

(A) Within sixty (60) days after the date this order becomes final and every sixty (60) days thereafter until respondents have fully complied with the provisions of Paragraphs IV(A) and IX(A) of this order and, with respect to Paragraph II, until the Distribution, respondents shall submit jointly or individually to the Commission a verified written report or reports setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with Paragraphs II, IV(A) and IX(A) of this order.

(B) One year (1) from the date this order becomes final, annually for the next nine (9) years on the anniversary of the date this order becomes final, and at other times as the Commission may require, respondents shall file jointly or individually a verified written report or reports with the Commission setting forth in detail the manner and form in which they have complied and are complying with each Paragraph of this order.

                                      XI.

     IT IS FURTHER ORDERED that respondents shall notify the Commission at least thirty (30) days prior to any proposed change in respondents (other than this Acquisition) such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in the corporation that may affect compliance obligations arising out of the order.

                                      XII.

     IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this order, and subject to any legally recognized privilege, upon written request, respondents shall permit any duly authorized representative of the Commission:

1 . Access, during regular business hours upon reasonable notice and in the presence of counsel for respondents, to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of respondents relating to any matters contained in this order; and

2. Upon five days' notice to respondents and without restraint or interference from it, to interview officers, directors, or employees of respondents, who may have counsel present, regarding such matters.


                                    XIII.

     IT IS FURTHER ORDERED THAT this order shall terminate ten (10) years from the date this order becomes final.

      Signed this 14th day of August, 1996.

TIME WARNER INC., A CORPORATION

      By:
          --------------------------------------------
          Gerald M. Levin


          --------------------------------------------
          Counsel for Time Warner Inc.

TURNER BROADCASTING SYSTEM, INC., A CORPORATION

      By:
          --------------------------------------------
          General Counsel


          --------------------------------------------
          Counsel for Turner Broadcasting System, Inc.


TELE-COMMUNICATIONS, INC., A CORPORATION

      By:
          --------------------------------------------
          John C. Malone


          --------------------------------------------
          Counsel for Tele-Communications, Inc.


LIBERTY MEDIA CORPORATION, A CORPORATION

      By:
          --------------------------------------------
          Vice President


          --------------------------------------------
          Counsel for Liberty Media Corporation

FEDERAL TRADE COMMISSION



           By:
               -----------------------
               James A. Fishkin
               Attorney
               Bureau of Competition

Approved



- --------------------------
Robert W. Doyle, Jr.
Deputy Assistant Director
Bureau of Competition


- --------------------------
George S. Cary
Senior Deputy Director
Bureau of Competition


- --------------------------
William J. Baer
Director
Bureau of Competition

                                  Appendix I

                            UNITED STATES OF AMERICA
                        BEFORE FEDERAL TRADE COMMISSION


- -------------------------------
 In the Matter of              )
                               )
 TIME WARNER INC.,             )
      a corporation;           )
                               )
TURNER BROADCASTING            )
SYSTEM, INC.,                  )
      a corporation;           )
                               )
                               )                            File No. 961-0004
TELE-COMMUNICATIONS, INC.,     )
      a corporation; and       )
                               )
LIBERTY MEDIA CORPORATION,     )
      a corporation.           )
- -------------------------------




                               INTERIM AGREEMENT


     This Interim Agreement is by and between Time Warner Inc. ("Time Warner"), a corporation organized, existing, and doing business under and by virtue of the law of the State of Delaware, with its office and principal place of business at New York, New York; Turner Broadcasting System, Inc. ("Turner"), a corporation organized, existing, and doing business under and by virtue of the law of the State of Georgia with its office and principal place of business at Atlanta, Georgia; Tele-Communications, Inc. ("TCI"), a corporation organized, existing, and doing business under and by virtue of the law of the State of Delaware, with its office and principal place of business located at Englewood, Colorado; Liberty Media Corp. ("LMC"), a corporation organized, existing and doing business under and by virtue of the law of the State of Delaware, with its office and principal place of business located at Englewood, Colorado; and the Federal Trade Commission ("Commission"), an independent agency of the

INTERIM AGREEMENT                                                    PAGE 2 OF 5


United States Government, established under the Federal Trade Commission Act of 1914, 15 U.S.C. Section 41 et seq.

     WHEREAS Time Warner entered into an agreement with Turner for Time Warner to acquire the outstanding voting securities of Turner, and TCI and LMC proposed to acquire stock in Time Warner (hereinafter "the Acquisition");

     WHEREAS the Commission is investigating the Acquisition to determine whether it would violate any statute enforced by the Commission;

     WHEREAS TCI and LMC are willing to enter into an Agreement Containing Consent Order (hereafter "Consent Order") requiring them, inter alia, to divest TCI's and LMC's Interest in Time Warner and TCI's and LMC's Turner-Related Businesses, by contributing those interests to a separate corporation, The Separate Company, the stock of which will be distributed to the holders of Liberty Tracking Stock ("the Distribution"), but, in order to fulfill paragraph II(D) of that Consent Order, TCI and LMC must apply now to receive an Internal Revenue Service ruling as to whether the Distribution will be generally tax-free to both the Liberty Tracking Stock holders and to TCI under Section 355 of the Internal Revenue Code of 1986, as amended ("IRS Ruling");

     WHEREAS "TCI's and LMC's Interest in Time Warner" means all of the economic interest in Time Warner to be acquired by TCI and LMC, including the right of first refusal with respect to Time Warner stock to be held by R. E. Turner, III, pursuant to the Shareholders Agreement dated September 22, 1995 with LMC or any successor agreement;

     WHEREAS "TCI's and LMC's Turner-Related Businesses" means the businesses conducted by Southern Satellite Systems, Inc., a subsidiary of TCI which is principally in the business of distributing WTBS to MVPDs;

     WHEREAS "Liberty Tracking Stock" means Tele-Communications, Inc. Series A Liberty Media Group Common Stock and Tele-Communications, Inc. Series B Liberty Media Group Common Stock;

     WHEREAS Time Warner, Turner, TCI, and LMC are willing to enter into a Consent Order requiring them, inter alia, to forego entering into certain new programming service agreements for a period of six months from the date that the parties close this Acquisition ("Closing Date"), but, in order to comply more fully with that requirement, they must cancel now the two agreements that were negotiated as part of this Acquisition: namely, (1) the September 15, 1995, program service agreement between TCI's subsidiary, Satellite Services, Inc. ("SSI"), and Turner and (2) the September 14, 1995, cable carriage agreement between SSI and Time Warner for WTBS (hereafter "Two Programming Service Agreements");

INTERIM AGREEMENT                                                    PAGE 3 OF 5


     WHEREAS if the Commission accepts the attached Consent Order, the Commission is required to place the Consent Order on the public record for a period of at least sixty (60) days and may subsequently withdraw such acceptance pursuant to the provisions of Rule 2.34 of the Commission's Rules of Practice and Procedure, 16 C.F.R. Section 2.34;

     WHEREAS the Commission is concerned that if the parties do not, before this order is made final, apply to the IRS for the IRS Ruling and cancel the Two Programming Service Agreements, compliance with the operative provisions of the Consent Order might not be possible or might produce a less than effective remedy;

     WHEREAS Time Warner, Turner, TCI, and LMC's entering into this Agreement shall in no way be construed as an admission by them that the Acquisition is illegal;

     WHEREAS Time Warner, Turner, TCI, and LMC understand that no act or transaction contemplated by this Agreement shall be deemed immune or exempt from the provisions of the antitrust laws or the Federal Trade Commission Act by reason of anything contained in this Agreement;

     NOW, THEREFORE, upon understanding that the Commission has not yet determined whether the Acquisition will be challenged, and in consideration of the Commission's agreement that, unless the Commission determines to reject the Consent Order, it will not seek further relief from Time Warner, Turner, TCI, and LMC with respect to the Acquisition, except that the Commission may exercise any and all rights to enforce this Agreement and the Consent Order to which this Agreement is annexed and made a part thereof, the parties agree as follows:

1. Within thirty (30) days of the date the Commission accepts the attached Consent Order for public comment, TCI and LMC shall apply to the IRS for the IRS Ruling.

2. On or before the Closing Date, Time Warner, Turner and TCI shall cancel the Two Programming Service Agreements.

3.   This Agreement shall be binding when approved by the Commission.


Dated: August 14, 1996

INTERIM AGREEMENT                                                    PAGE 4 OF 5



FOR THE FEDERAL TRADE COMMISSION



- -----------------------


- -----------------------
Stephen Calkins
General Counsel



FOR TIME WARNER INC., A CORPORATION

         By:
            ---------------------------
            Gerald M. Levin


            ---------------------------
            Counsel for Time Warner Inc.


FOR TURNER BROADCASTING SYSTEM, INC., A CORPORATION

      By:
            --------------------------------------------
            General Counsel


            --------------------------------------------
            Counsel for Turner Broadcasting System, Inc.


FOR TELE-COMMUNICATIONS, INC., A CORPORATION


      By:
            -----------------------
            John C. Malone


            ------------------------
            Counsel for Tele-Communications, Inc.

  INTERIM AGREEMENT                                                  PAGE 5 OF 5


  FOR  LIBERTY MEDIA CORPORATION, A CORPORATION

            By:
                 ---------------------
                 Vice President


                 ---------------------
                 Counsel for Liberty Media Corporation